Exhibit 10.13

Effective Date: April 1, 2016

Re:	Eos Petro, Inc. Promissory Note

Dear Mr. Linton:

Reference is made to a promissory note in the principal amount of $30,000 made on November 5, 2015 (the "Note") in favor of John Linton, an individual ("Linton"), made by Eos Petro, Inc. ("Eos," collectively referred to with Linton as the "Parties").

You are hereby requested in this letter (this "Letter Agreement") to indicate your agreement to, and acknowledgement of, the following:  The Parties hereby agree that the maturity date of the Note is extended to September 30, 2016.

Please acknowledge your agreement to, and acceptance of, the foregoing by signing this Letter Agreement below.  Please return a signed copy to the undersigned, it being agreed that this Letter Agreement may be executed in counterparts and signatures received by electronic transmission shall have the same effect as original signatures.

Sincerely,

NIKOLAS KONSTANT, signing in his individual capacity and as the Chairman and CFO of Eos Petro, Inc., a Nevada corporation

By: /s/ Nikolas Konstant

ACKNOWLEDGED AND AGREED TO ON MAY 12, 2016 BY:

JOHN LINTON, an individual By: /s/ John Linton Name: John Linton